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                                                                    EXHIBIT 5.1



                                   SIDLEY & AUSTIN
                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS  60603
                                    (312) 853-7000


                                   March 23, 1998


Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois  60602


          Re:    TELEPHONE AND DATA SYSTEMS, INC. REGISTRATION STATEMENT ON
                 FORM S-3

Gentlemen:

          We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Form S-3 Registration Statement (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of TDS Telecommunications Group Common Shares of the Company, par value $0.01 per share (the "Telecom Group Shares"), to be issued and sold pursuant to the proposed public offering by the Company of Telecom Group Shares.

          In rendering this opinion, we have examined and relied upon a copy of the Registration Statement, the Prospectus included therein, the Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on December 12, 1997, the form of Restated Certificate of Incorporation of the Company expected to be filed with the Secretary of State of Delaware prior to the offering of the Telecom Group Shares and the form of the Underwriting Agreement to be entered into by and among the Company and Smith Barney Inc.
and Credit Suisse First Boston Corporation, as representatives of the several underwriters (the "Underwriting Agreement"). We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed the consummation of the merger of Telephone and Data Systems, Inc., an Iowa corporation, with and into the Company as described in that certain Registration Statement on Form S-4 (No. 333-42535), with the Company surviving such merger, and the related restatement of the Certificate of Incorporation of the Company pursuant to such merger.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each of the Telecom Group Shares to be issued pursuant to the Underwriting Agreement and registered pursuant to the Registration Statement has been duly authorized and will be validly issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of shares of the Telecom Group Shares as contemplated by the Registration Statement; and (iii) certificates representing the Telecom Group Shares have been duly executed, countersigned, registered and duly

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Telephone and Data Systems, Inc.
March 23, 1998
Page 2


delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with such resolutions, the Underwriting Agreement and the Registration Statement.

          The foregoing opinions are limited to the Securities Act and the General Corporation Law of the State of Delaware. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance of Telecom Group Shares.

          The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                                        Very truly yours,



                                        SIDLEY & AUSTIN